EXHIBIT 99.1

Grove Inc. Completes Acquisition of VitaMedica, Making a Strong Entrance Into Nutraceuticals

HENDERSON, NV / August 5, 2021 Grove Inc. (the “Company” or “Grove”) (NASDAQ: GRVI), the Nevada based company redefining the way hemp is bought, produced, and sold, is pleased to announce a strong entrance into the nutraceutical space with the completed purchase of VitaMedica, a leading online seller of supplements for Surgery + Recovery, Skin + Beauty, and Health + Wellness. The closing of the acquisition will be immediately accretive to Grove, being both top line and net income positive for the company.

The acquisition combines Grove’s innovation in production with the extensive product line of VitaMedica, which has been recommended by thousands of doctors and served over 1 million patients. With this acquisition, the Company has taken direct aim at the vitamin + nutraceutical market in order to address the health + wellness needs of all consumers.

VitaMedica stood out, not only because of its reputation and testimonials from consumers, but because of 25 years of clinical use and physician-formulated products.

Allan Marshall, Chief Executive Officer of Grove, stated “Our team at Grove gained a great company with an amazing product line that has generated more than $10 million in sales over the past several years and we believe has the potential for exponential growth from here. We at Grove are most excited about the team members we gained with the addition of Dr. Rahm, Yvette La-Garde and their entire team. I believe the people you get when acquiring a company are of critical importance to the combined company’s success. This is a great start to our Fiscal 2022 and I look forward to working with everyone to maximize the opportunity.”

Strategic Highlights

•	VitaMedica’s $10,000,000 in product sales over the past several years adds to Grove’s rapidly expanding revenue and YoY profits

•	The addition of Dr. Rahm provides Grove with a close connection to thousands of doctors and over 1 million consumers, laying the groundwork for future partnerships in the medical and therapeutic space for the use of Grove’s expansive hemp-based products

•	The transaction adds a diversified health and wellness portfolio and entrance into nutraceuticals for Grove

•	Opportunity to cross sell Grove and VitaMedica products to both companies' existing customers and databases

•	Combining VitaMedica’s scientific approach to product creation with Grove’s nationwide distribution channels should further drive growth and new opportunities

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About Grove

Grove, Inc. is in the business of developing, producing, marketing and selling raw materials, white label products and end consumer products containing the industrial hemp plant extract, Cannabidiol (“CBD”). The Company sells to numerous consumer markets including the botanical, beauty care, pet care and functional food sectors. It seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp as well as vitamins and to foster its many health and wellness uses for consumers.

About VitaMedica

For 25 years, VitaMedica nutritional supplements have been recommended by thousands of doctors to serve over one-million patients — to support recovery, promote skin health, maintain a healthy weight and fuel overall wellness. As a respected leader in the beauty and wellness space, VitaMedica’s premium-quality products are guided by science and proven through clinical experience.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our registration statement on Form S-1 and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud

Email: investorinfo@cbd.io

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

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